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                                                                    Exhibit 99.1

E*TRADE(R) SIGNS AGREEMENT TO ACQUIRE VERSUS TECHNOLOGIES INC., INCLUDING E*TRADE CANADA AND VERSUS' INSTITUTIONAL TRADING TECHNOLOGIES

Integration of State-of-the-Art Software and Technology Expertise Will Expand E*TRADE's Services for Retail and Institutional Clients Worldwide

E*TRADE Media Contact:
Amy Conran
E*TRADE Group, Inc.
650-331-6045
aconran@etrade.com
------------------

E*TRADE Investor Relations Contact:
Erica Gessert
E*TRADE Group, Inc.
650-331-5893
egessert@etrade.com
-------------------

VERSUS Media Contact:
Ilyse Smith
Hill and Knowlton, Canada
416-413-4632
ilyse.smith@hillandknowlton.ca
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FOR IMMEDIATE RELEASE
MENLO PARK, Calif. - June 15, 2000 - E*TRADE Group, Inc. (Nasdaq: EGRP) today announced that it has signed a definitive agreement to acquire VERSUS Technologies Inc. (TSE: V), a Canadian-based provider of electronic securities trading services for institutional and retail investors and owner of the E*TRADE Canada license (www.canada.etrade.com). Through the acquisition, E*TRADE will gain access to the VERSUS retail and institutional client base as well as The VERSUS Network, a scalable proprietary electronic trading platform that is planned to be incorporated into E*TRADE's product offerings worldwide. Under the terms of the agreement, VERSUS securityholders will be entitled to receive approximately US$174 million of E*TRADE common stock. The merger is expected to be accounted for as a pooling of interests upon the satisfaction of certain requirements. The terms of the transaction are expected to provide the opportunity for a tax-deferred exchange of shares for Canadian resident holders of VERSUS shares.
"As a global leader in online financial services, this acquisition strongly complements E*TRADE's strategy by providing us with state-of-the-art technology resources to accelerate our plans of establishing a global cross-border trading network for institutional and retail customers worldwide," said Christos M. Cotsakos, chairman of the board and chief executive officer of E*TRADE Group, Inc. "We believe VERSUS Technologies will directly contribute to the developmemt of E*TRADE's all electronic, financial hub which will ultimately link twenty of the top international equities markets. Together, we'll now be able to expand our capabilities to empower success for customers not only in Canada but throughout the world." Canadian institutional investors using The VERSUS Network represent over 75 percent of Canadian listed equity under management. The VERSUS Network supports the equivalent of approximately 13 percent of the average trading volume on The Toronto Stock Exchange. E*TRADE plans to incorporate the technology into its global cross border trading platform, enabling institutions and investment dealers worldwide to route orders globally through the VERSUS and E*TRADE networks. E*TRADE also plans to use the technology in a web-enabled institutional product currently under development for E*TRADE's 650-plus institutional investors.
VERSUS, through the E*TRADE Canada brand, has also driven explosive growth in its retail business. E*TRADE will acquire 100 percent of E*TRADE Canada in the transaction, gaining the opportunity to fully participate in the tremendous potential growth of the Canadian retail market. Canada is ranked among the top four countries in the world in terms of Internet usage, and, according to Forrester Research, Canadian online financial services are predicted to grow at a 36 percent compound annual growth rate through
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2003.  Moreover, E*TRADE Canada's customers will gain the future benefit of
E*TRADE's 24/7 global market access, information and world class trading technologies.
The VERSUS management team, including Douglas Steiner, Chairman and Chief Executive Officer, and Colleen Moorehead, President, will continue to play significant roles in advancing E*TRADE's overall global expansion strategy.
"We are excited about the opportunity to combine VERSUS' state-of-the-art institutional trade order routing, matching, and management technology with E*TRADE's strong global network, innovative technology and leading brand," said Douglas Steiner. "E*TRADE and VERSUS will be a formidable combination that will bring tremendous benefits to our customers, our shareholders, and to the liquidity of the Canadian markets."
VERSUS has been a strategic partner of E*TRADE since 1997, when E*TRADE Canada was formed as the first E*TRADE licensee worldwide. Operating as a service of VERSUS Brokerage Services, Inc., E*TRADE Canada offers Canadian and U.S. stock and options trading and Canadian mutual fund trading to the Canadian retail investor. In addition, VERSUS has developed electronic trading technology which is used to connect market participants including investors, institutions, investment dealers, exchanges, as well as alternative liquidity pools.
VERSUS is expected to be renamed E*TRADE Canada Ltd. and to operate as a wholly-owned subsidiary of E*TRADE. The agreement is subject to approvals by VERSUS securityholders, Canadian and US regulators and to other closing conditions.
About VERSUS
VERSUS Technologies Inc. (TSE: V), together with its wholly-owned subsidiary, VERSUS Brokerage Services Inc., is a leading provider of electronic securities trading services to the Canadian marketplace. VERSUS' retail business is marketed exclusively in Canada under the E*TRADE Canada name, as a service of VERSUS Brokerage Services Inc. The E*TRADE Canada service is currently offered in all provinces. VERSUS Technologies Inc. and VERSUS Brokerage Services Inc. are headquartered in Toronto, Canada. VERSUS Brokerage Services Inc. is a member of the Toronto and Montreal exchanges and the Canadian Venture Exchange, the Investment Dealers Association of Canada, and the Canadian Investor Protection Fund. E*TRADE Canada is a registered trademark of E*TRADE Securities, Inc., and is used with their permission. E*TRADE Securities, Inc. (Member NASD/SIPC), and its parent company, E*TRADE Group, Inc., are headquartered in Menlo Park, California.
About E*TRADE
E*TRADE is a global leader in online personal financial services, offering value-added investing and research features, premium customer service and a redundant, proprietary Stateless Architecture(SM) infrastructure. In addition to the U.S., E*TRADE presently serves customers through branded web sites in Denmark, Korea, Japan, the U.K., Sweden, France, Australia, New Zealand and Canada. E*TRADE has been recognized as a leader in online financial services by Gomez Advisors, Lafferty Information and Research Group, PC Magazine and Smart Computing magazine. E*TRADE Securities Inc. (Member NASD/SIPC), and its parent company, E*TRADE Group, Inc. have offices in Northern California and in other major business centers in the U.S. and worldwide. E*TRADE is a registered trademark of E*TRADE Securities, Inc.

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